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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 14, 2003 accompanying the financial statements of SCOLR, Inc. appearing in the 2002 Annual Report of the Company to its shareholders and on Form 10-KSB for the year ended December 31, 2002 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

Seattle, Washington
August 11, 2003